Exhibit 99.1

Builders FirstSource to Acquire ProBuild

Creates Diversified National Pro Dealer with Approximately $6 Billion in Sales

Significantly Enhances Portfolio of Product Offerings, Services and Capabilities Across Broader Operating Footprint

Expects to Generate $100 Million to $120 Million in Annual Cost Savings

Significantly and Immediately Accretive to Earnings with Strong Long-Term Growth Potential

Positions Combined Company to Capitalize on Continued Recovery in Housing Market

DALLAS and DENVER – April 13, 2015 – Builders FirstSource, Inc. (Nasdaq: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today announced that it has entered into a definitive purchase agreement to acquire ProBuild Holdings LLC (“ProBuild”), one of the nation’s largest professional building materials suppliers, in an all-cash transaction valued at approximately $1.63 billion. The transaction, which was approved by the Builders FirstSource Board of Directors, is subject to customary closing conditions and regulatory approvals and is expected to close in the second half of 2015.

ProBuild was created in 2006 by Devonshire Investors, the private equity firm affiliated with FMR LLC, the parent company of Fidelity Investments. With approximately $4.5 billion in revenue in 2014, ProBuild is one of the largest distributors of building materials to professional builders, contractors and project-oriented consumers in the United States. ProBuild operates lumberyards, component facilities, millwork shops, gypsum yards and retail stores across 40 states. Together, Builders FirstSource and ProBuild will have an enhanced portfolio of products with increased breadth and depth within its categories, including lumber, windows, doors, millwork, hardware, roof and floor trusses, engineered wood products, gypsum, roofing, metal and concrete products, cabinets and countertops. In addition, the combined company will better serve its customer base through its broader scale and operating footprint, enabling it to deliver products and services more effectively and efficiently.

Floyd Sherman, Chief Executive Officer of Builders FirstSource, said, “We are very pleased to announce this compelling combination with ProBuild to create a more diversified company with enhanced scale and an improved geographic footprint that will drive significant value for our customers and stockholders. As the U.S. housing market continues its recovery, we believe now is the ideal time to position Builders FirstSource for its next phase of growth and value creation. Together we will establish a broader, more efficient platform of manufacturing and distribution capabilities, supported by high-quality service from the best talent in the industry. In addition, each of our companies has complementary strengths, and we plan to learn from each other by implementing best practices across the combined company. Builders FirstSource and ProBuild have two of the best sales forces in the industry and share a commitment to enhancing the deep, long-standing customer relationships that each company has cultivated. We look forward to working with the ProBuild team to plan for a seamless integration that will enable us to create exciting new opportunities.”

Paul S. Levy, Chairman of the Board of Builders FirstSource and Founder of JLL Partners, said, “Since JLL Partners founded Builders FirstSource in 1998 and took the company public in 2005, we have been intently focused on creating a leading platform that professionalizes the building products industry through a best practices approach to conducting business. We are accomplishing our objective by providing a variety of products and services as well as personalized attention to our customers at the local level, and the combination announced today will significantly advance these efforts across a broader operating footprint. We are confident that the substantial additional resources that ProBuild brings to Builders FirstSource will help drive significant value creation over the long-term.”

David A. Barr, Managing Director, Co-Head of Industrial and Business Services, Warburg Pincus, commented, “When we first partnered with Builders FirstSource, we saw significant opportunities for the company to pursue acquisitions in the highly fragmented building products distribution industry. Builders FirstSource has established itself as a leader in its field, and this combination with ProBuild will enable the Company to continue to capitalize on favorable market trends in the housing market.”

Strategic and Financial Benefits of Transaction

•	Greater Diversification and Scale: The combination creates a diversified national pro dealer with 2014 combined revenues of approximately $6.1 billion. The transaction represents an important opportunity to grow in four critical customer segments, including Production Builders, Custom Builders, Multi-Family/Commercial and Repair & Remodel. The enhanced diversification of products and services will enable the combined company to capitalize on the continued recovery in the housing market, while also better protecting the Company from cyclicality through broader sales exposure.

•	Improved Geographic Footprint: Upon completion of the transaction, the combined company will be better positioned to meet the needs of all customers in the highly fragmented professional building materials segment. The combined company will have a presence in 40 states and 24 of the top 25 metropolitan statistical areas (based on 2014 Single Family Home Building Permits per U.S. Census data).

•	Expanded Sales of Higher Margin Products: Builders FirstSource brings to ProBuild significant sales expertise in value-added products, which combined with ProBuild’s attractive customer mix, should result in enhanced sales growth of higher margin products.

•	Substantial Cost-Savings: The combination of Builders FirstSource and ProBuild is expected to generate a range of approximately $100 million to $120 million in annual run-rate cost-savings synergies in the first two years following close. Actions to begin capturing a majority of these savings are expected to be implemented within the first 12 months following close through network optimization, procurement, and general and administrative costs. One-time costs of $90 million to $100 million are expected to be incurred to achieve these synergies during the first two years.

•	Favorable Timing, Growth Potential and Financial Impact: The U.S. single-family housing market is at near record levels of affordability and demonstrating a solid recovery. At today’s level of approximately 1.0 million total housing starts per year, total housing starts still need to increase approximately 50% to reach the historic median and double to reach prior peak levels. The combined company expects to capitalize on its expanded financial profile through the recovery. Both companies have steadily improved adjusted EBITDA and margins through recognizing efficiencies over the past four years. Additionally, the transaction is expected to enhance adjusted EBITDA and margins through the realization of substantial cost synergies and a more diversified portfolio. The transaction is also expected to be immediately accretive to Builders FirstSource’s earnings.

•	Strong Cash Flow Generation Supports Expected Delevering: On a December 31, 2014 pro forma basis, the combined company had pro forma net debt of $2.1 billion, including lease finance obligations, which implies a multiple of 5.6x net debt / adjusted EBITDA, after giving effect to $110 million of annual run-rate cost-savings synergies, the midpoint of the expected range. The combined company is expected to generate significant cash flow that will allow it to delever following the close of the transaction. This delevering will be driven primarily through cost savings realization, earnings expansion, and strong free cash flow generation from operations, further enhanced by the recovering housing sector and the utilization of tax assets.

Leadership

Upon closing of the transaction, Floyd Sherman will serve as Chief Executive Officer of the combined company, and Chad Crow will serve as Chief Financial Officer. Robert Marchbank, Chief Executive Officer of ProBuild, will continue as part of the ProBuild leadership team to support integration planning and ensure a smooth transition. Over the coming months, additional announcements will be made regarding the combined company’s senior leadership team, which will be composed of leaders from both companies.

Financing

The all-cash transaction is valued at approximately $1.63 billion. Builders FirstSource has obtained fully committed financing comprising a rollover of Builders FirstSource’s $350 million existing Senior Secured Notes, new debt issuance in the form of $295 million drawn under a new $800 million ABL facility, and a new $550 million Term Loan B. Builders FirstSource also expects to issue $750 million in new Senior Unsecured Notes and $100 million of new equity through a public offering of shares of Builders FirstSource common stock prior to the consummation of the transaction.

Approvals

The transaction is expected to close in the second half of 2015 and is subject to, among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions.

Advisors

Citi and Deutsche Bank are serving as financial advisors to Builders FirstSource and Skadden, Arps, Slate, Meagher & Flom LLP and Kirkland & Ellis LLP are serving as its legal advisors. Credit Suisse is serving as financial advisor to ProBuild and Goodwin Procter LLC is serving as its legal advisor.

Conference Call and Presentation

Builders FirstSource will host a conference call to discuss the transaction today, April 13, 2015, at 8:00 a.m. Central Time (7:00 a.m. Mountain Time and 9:00 a.m. Eastern Time) and provide accompanying slides, which can be accessed on the company’s website at www.bldr.com under the “Investors” section. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-256-1007 (U.S. and Canada) and 913-312-1489 (international). A live webcast will also be available on the Builders FirstSource website.

A replay of the call will be available at 1:00 p.m. CT through April 18. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 8907768. The archived webcast will be available on the company’s website for approximately 90 days.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 56 distribution centers and 56 manufacturing facilities in nine states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

About ProBuild Holdings, Inc.

Headquartered in Denver, Colorado, ProBuild is one of the nation’s largest diversified suppliers of lumber and building materials to professional builders and contractors. ProBuild currently operates approximately 400 lumber and building product distribution, manufacturing and assembly centers serving 40 U.S. states. ProBuild sells a broad selection of building materials including lumber and plywood, engineered wood, gypsum wallboard and other drywall products, millwork, trusses, roofing, siding products, tools, insulation materials, and metal and hardware specialties. The Company’s manufacturing activities include trusses, wall panels, millwork, and pre-hung door and window fabrication. ProBuild’s construction services include the installation of framing, millwork, insulation and other products. To learn more about ProBuild, visit its website at www.probuild.com.

Forward Looking Information

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.‘s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

In addition, there are significant risks and uncertainties relating to Builders FirstSource Inc.‘s proposed acquisition and ownership of ProBuild, including: (a) the failure to receive, on a timely basis or otherwise, the required approvals from government and regulatory authorities in connection with the transaction, and the terms of those approvals; (b) the representations, warranties and indemnifications by the sellers of ProBuild are limited in the securities purchase agreement, and the Builders FirstSource Inc.’s diligence into the business has been limited and, as a result, the assumptions on which its estimates of future results of the business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the acquisition or exposure to material liabilities; (c) using debt to finance, in part, the acquisition will substantially increase Builders FirstSource Inc.’s indebtedness; (d) Builders FirstSource Inc.’s obligation to close the acquisition is not conditioned on the completion of its debt or equity financing, and, under certain circumstances, if Builders FirstSource Inc. fails to satisfy its obligation to consummate the acquisition or fails to obtain certain regulatory approvals, Builders FirstSource Inc. may be required to pay a termination fee that could have an adverse effect on Builders FirstSource Inc.’s ability to fund its operations and meet its obligations under its outstanding debt instruments; (e) the inability of Builders FirstSource Inc. to successfully integrate ProBuild’s operations and realize anticipated benefits of the acquisition; and (f) the ability to attract and retain key personnel and to maintain relationships with customers, suppliers or other business partners, including those of ProBuild. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on Builders FirstSource Inc.’s future results.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Builders FirstSource Inc. or any other issuer, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect to the approval of the possible acquisition of shares of common stock of Builders FirstSource by JLL Partners Fund V. L.P and Warburg Pincus Private Equity IX L.P, pursuant to the terms of an Equity Commitment Letter entered into among such persons and the Company. In connection with the foregoing issuance of Builders FirstSource common stock, the Company expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) as required by the rules of the NASDAQ Stock Market. INVESTORS AND SECURITY HOLDERS OF BUILDERS FIRSTSOURCE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT BUILDERS FIRSTSOURCE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SUCH ISSUANCE. The preliminary proxy statement and the definitive proxy statement, in each case as applicable (when they become available), and any other documents filed by Builders FirstSource with the SEC, may be obtained free of charge on the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Builders FirstSource’s website, investors.bldr.com, or by contacting our Investor Relations department in writing at 2001 Bryan Street, Suite 1600, Dallas, TX 75201.

Builders FirstSource and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Builders FirstSource’s stockholders with respect to the possible issuance of Builders FirstSource’s common stock. The identity of Builders FirstSource’s directors and executive officers and their ownership of the Company’s common stock is set forth in Builders FirstSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 3, 2015 and its proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the possible issuance of Builders FirstSource common stock pursuant to the terms of the equity commitment letter.

Contacts:

Builders FirstSource

Investors

Chad Crow

Chief Financial Officer

Builders FirstSource, Inc.

(214) 880-3585

Media

Steve Frankel / Nick Lamplough / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Devonshire Investors

Michael Aalto

617-563-9462